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SULLIVAN & CROMWELL



NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK
FACSIMILE: (212) 558-3588

                 125 Broad Street, New York 10004-2498
                 1701 PENNSYLVANIA AVE., N.W., WASHINGTON, DC 20006-5805 444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                 8, PLACE VENDOME, 75001 PARIS
                 ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY 101 COLLINS STREET, MELBOURNE 3000
                 2-1, MARUNOUCHI 1-CHOME, CHIYODA-KU, TOKYO 100
                 NINE QUEEN'S ROAD, CENTRAL, HONG KONG


                                           September 22, 1997




Deutsche Funds, Inc.,
   2nd Federated Square,
      Pittsburgh, Pennsylvania  15222.

Dear Sirs:

          In connection with Pre-Effective Amendment No. 6 to the

Registration Statement on Form N-1A (File No. 333- 7008) of Deutsche Funds,

Inc., a Maryland corporation (the "Corporation"), filed under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an indefinite number of shares of Common Stock, par value $0.001 per share, of the Corporation (the

"Shares"), we, as your counsel, have examined such corporate records,

certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized to the extent of 10,000,000 shares of each of the series known as Deutsche German Equity Fund, Deutsche European

Mid-Cap Fund, Deutsche Japanese Equity Fund, Deutsche European Bond Fund,

Deutsche Global Bond Fund, Deutsche Top


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Deutsche Funds, Inc.                                                         -2-



50 Europe, Deutsche Top 50 World, Deutsche Top 50 Asia and Deutsche Top 50 US;

to the extent of 5,000,000,000 shares of the series known as Deutsche US Money

Market Fund; and to the extent of 10,000,000,000 shares of Deutsche

Institutional US Money Market Fund; and, when the Registration Statement referred to above has become effective under the Securities Act and the Shares have been issued (a) for at least the par value thereof in accordance with the

Registration Statement referred to above and the Articles of Incorporation of the Corporation, (b) so as not to exceed the then authorized number of Shares and (c) in accordance with the authorization of the Board of Directors, the

Shares will be duly and validly issued, fully paid and non-assessable.

          The foregoing opinion is limited to the Federal laws of the

United States and the General Corporation Law of the State of Maryland, and we

are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.


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Deutsche Funds, Inc.                                                         -3-


In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,
                                           /s/ Sullivan & Cromwell

NY12527\50132